AMENDMENT NO. 2
TO
OFFICE LEASE AGREEMENT

THIS AMENDMENT NO. 2 TO THE OFFICE LEASE AGREEMENT (“Second Amendment”) is made and entered into effective as of February 1, 2016 (“Effective Date”), by and between BLUME ROY BUILDING LLC, a Washington Limited Liability Company, ("Landlord") and NANOSTRING TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

RECITALS

A.    Landlord and Tenant entered into a written Lease Agreement dated December 26, 2013 ("Lease"), and Lease Amendment dated November 18, 2014 wherein Tenant rented from Landlord certain premises located at 617 Eastlake Avenue East, Suites #410 and #500, Seattle, WA, King County, 98109 (“Premises”).
B.    Landlord and Tenant have agreed to modify the Lease to increase size of Premises and to extend the Lease Term.

NOW, THEREFORE, in consideration of the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.    The Premises consisting of Suites #410 and #500 shall be increased by an additional 6,604 rentable square feet of space known as Suite #110, as depicted in Exhibit A, on March 1, 2016.

2.    As of March 1, 2016, Section 2 of Lease Amendment No. 1 shall be modified to reflect the following:

The Premises

(a) Total Rentable Area:        29,685 sq. ft.*
* Total Rentable Area will be adjusted to 27,728 if LabKey properly exercises its right to expand into that certain 1,957 rentable square feet of space referred to as Space B in the Initial Lease.
(b) Floor Location:        Floors Four, Five and One
(c) Suite Number(s):        410, 500 and 110

3.    The Term of the Lease is hereby extended for a period of one hundred thirty two (132) full calendar months, running from March 1, 2016 through January 31, 2026.

4.    Effective March 1, 2016 through June 30, 2016, rent shall be abated for suite 110. As of March 1, 2016, Basic Rent outlined in Section 4 Table A of Lease Amendment No. 1 shall be modified to reflect the following.

Table A

For 29,685
Period	RSF	Monthly Rent	PSF
3/1/16 - 6/30/16	23,081	$63,472.75	$33.00
7/1/16 - 2/28/17	29,685	$81,633.75	$33.00
3/1/17 - 2/28/18	29,685	$83,489.06	$33.75
3/1/18 - 2/28/19	29,685	$85,344.38	$34.50
3/1/19 - 2/29/20	29,685	$87,199.69	$35.25
3/1/20 - 2/28/21	29,685	$89,055.00	$36.00
3/1/21 - 2/28/22	29,685	$90,910.31	$36.75
3/1/22 - 2/28/23	29,685	$92,765.63	$37.50
3/1/23 - 2/29/24	29,685	$94,620.94	$38.25
3/1/24 - 2/28/25	29,685	$96,476.25	$39.00
3/1/25 - 2/28/26	29,685	$98,331.56	$39.75

Table B

For 27,728
Period	RSF	Monthly Rent	PSF
3/1/16 - 6/30/16	23,081	$63,472.75	$33.00
7/1/16 - 2/28/17	29,685	$81,633.75	$33.00
9/1/16 - 2/28/17	27,728	$76,252	$33.00
3/1/17 - 2/28/18	27,728	$77,985	$33.75
3/1/18 - 2/28/19	27,728	$79,718	$34.50
3/1/19 - 2/29/20	27,728	$81,451.00	$35.25
3/1/20 - 2/28/21	27,728	$83,184	$36.00
3/1/21 - 2/28/22	27,728	$84,917	$36.75
3/1/22 - 2/28/23	27,728	$86,650	$37.50
3/1/23 - 2/29/24	27,728	$88,383	$38.25
3/1/24 - 2/28/25	27,728	$90,116	$39.00
3/1/25 - 2/28/26	27,728	$91,849	$39.75

5.    As of the March 1, 2016, Section 5 of Lease Amendment No. 1 shall be modified to reflect the following:
(a) Tenant’s Proportionate Share:    36%*
*Tenant’s Proportionate Share will be adjusted to 34% if LabKey properly exercises its right to expand into that certain 1,957 rentable square feet of space referred to as Space B in the Initial Lease.

6.    Tenant Improvements. Landlord shall provide a tenant improvement allowance of $66,040.00. Tenant may allocate up to 25% of the allowance toward Suite 410, Suite 500, soft costs, or rent credit. The tenant improvement allowance shall remain available to Tenant through February 28, 2018.

7.    Parking. In addition to the parking spaces stipulated in the Initial Lease, and Lease Amendment No. 1, Tenant shall have the right but not the obligation to enter into parking contracts for ten (10) additional parking stalls, in the building’s underground parking facility at monthly market rates (currently $250 per stall per month).

8.    Brokers. Tenant warrants to Landlord that Tenant has not dealt with any brokerage company in connection with the negotiation or execution of this First Amendment other than Flinn Ferguson. Tenant’s broker shall be compensated by Landlord in connection with this Second Amendment pursuant to a separate agreement. Landlord and Tenant shall each indemnify, defend, and hold the other harmless from and against all costs, expenses, attorneys’ fees, liens, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under such party, other than such party’s broker. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

9.    Effective Date of Modifications. The amendments and modifications provided for in this Second Amendment shall be effective upon the mutual execution and delivery of this Second Amendment, except as otherwise expressly set forth in this Second Amendment.

10.    Ratification. Except as specifically modified as set forth in this Second Amendment, Landlord and Tenant ratify and confirm the Initial Lease and all provisions contained therein as originally executed.

IN WITNESS WHEREOF, this First Amendment is executed effective as of the day and year first written above.

TENANT:	NANOSTRING TECHNOLOGIES, INC.,
a Delaware corporation

By:/s/ Wayne Burns______________
WAYNE BURNS
SVP Operations & Administration

LANDLORD:	BLUME ROY BUILDING LLC,
a Washington limited liability company

By:/s/ Bruce M. Blume_____________
BRUCE M. BLUME
Manager

TENANT’S ACKNOWLEDGEMENT

STATE OF WASHINGTON    )
) ss.
COUNTY OF KING        )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this __1___ day of     February , 2016, before me before me personally appeared WAYNE BURNS to me known to be the SVP Operations & Administration of NANOSTRING TECHNOLOGIES, INC., the Delaware corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Julia Chandler
Notary Public in and for the State of     WA    ,
residing at Seattle, WA
My commission expires: September 18, 2018
Julia Chandler
[Type of Print Notary Name]

(Use This Space for Notarial Seal Stamp)

LANDLORD'S ACKNOWLEDGEMENT

STATE OF WASHINGTON    )
) ss.
COUNTY OF KING        )

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this _2nd___ day of      February , 2016, before me personally appeared BRUCE M. BLUME, to me known to be the Manager of BLUME ROY BUILDING LLC, the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Tara Raymond
Notary Public in and for the State of     WA    ,
residing at Seattle, WA
My commission expires: April 20, 2016
Tara Raymond
[Type of Print Notary Name]

(Use This Space for Notarial Seal Stamp)

EXHIBIT A